                                                               EXHIBIT 8(Vii)(B)



                                 FIRST AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                   AMERICAN GENERAL ANNUITY INSURANCE COMPANY,
                  AMERICAN GENERAL SERIES PORTFOLIO COMPANY AND
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of November 15, 2000, amends the Participation Agreement dated as of August 2, 1999 (the "Agreement"), among AMERICAN GENERAL ANNUITY INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL SERIES PORTFOLIO COMPANY (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WHEREAS, from time to time, the Fund will make additional Portfolios available to the Accounts of the Company; and

WHEREAS, American General Series Portfolio Company has changed its name to North American Funds Variable Product Series I ("NAF I");

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     1. All references to American General Series Portfolio Company and AGSPC shall be changed to North American Funds Variable Product Series I and NAF I, respectively.

     2. Schedule A to the Agreement, a revised copy of which is attached hereto is hereby amended.

     3. The Parties acknowledge that from time to time the Fund will make additional Portfolios available to the Accounts of the Company. In this regard, the Parties agree that the Company may, upon written notice to the other parties, add such new Portfolios to Schedule A of the Agreement, and thereby amend Schedule A of the Agreement.

     4. Except as amended herein, the Agreement is hereby ratified and confirmed in all respects.



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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

         AMERICAN GENERAL ANNUITY INSURANCE COMPANY on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.


                  By:
                      ------------------------------------------
                      Name:
                      Title:


         THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


                  By:
                      ------------------------------------------
                      Name:
                      Title:


         NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I

                  By:
                      ------------------------------------------
                      Name:
                      Title:




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                                   SCHEDULE A

             PORTFOLIOS OF AMERICAN GENERAL SERIES PORTFOLIO COMPANY
                                  AVAILABLE FOR
                      PURCHASE BY AMERICAN GENERAL ANNUITY
                     INSURANCE COMPANY UNDER THIS AGREEMENT

FUND NAME                                                        SEPARATE ACCOUNT
---------                                                        ----------------

North American- AG Asset Allocation Fund                         A.G. Separate Account A
North American- AG Capital Conservation Fund
North American- AG Government Securities Fund
North American- AG Growth & Income Fund
North American- AG International Equities Fund
North American- AG International Government Bond Fund
North American- AG MidCap Index Fund
North American- AG 1 Money Market Fund
North American- T. Rowe Price Science & Technology Fund
North American- AG Small Cap Index Fund
North American- AG Social Awareness Fund
North American- AG Stock Index Fund
North American Core Equity Fund
North American- American Century Income & Growth Fund
North American- American Century International Growth Fund
North American- Founders Large Cap Growth Fund
North American- AG Nasdaq-100 Index Fund
North American- Putnam Opportunities Fund
North American- Founders/T. Rowe Price Small Cap Fund

                                   SCHEDULE B

                         SEPARATE ACCOUNTS AND CONTRACTS


NAME OF SEPARATE ACCOUNT AND
DATE ESTABLISHED BY BOARD OF DIRECTORS


A.G. Separate Account A
Established: November 9, 1994



REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED BY SEPARATE ACCOUNT

Registration Nos.:         Name of Contract:
------------------         -----------------
333-70801                  The One Multi-Manager
811-8862                   Annuity variable annuity

033-86464                  ElitePlus Bonus
811-8862                   variable annuity

333-67605                  ElitePlus Value
811-8862                   variable annuity